IDS LIFE VARIABLE ANNUITY FUND A
                        IDS LIFE VARIABLE ANNUITY FUND B

                                POWER OF ATTORNEY

City of Minneapolis

State of Minnesota


Each of the undersigned, as a member of the Board of Managers and/or as an officer of IDS Life Variable Annuity Funds A & B, which are open-end, diversified investment companies organized as segregated asset accounts of IDS Life Insurance Company on behalf of the below listed registrants that file registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                      1933 Act        1940 Act
                                                     Reg. Number     Reg. Number
                                                     ----------      -----------
IDS Life Variable Annuity Fund A  (Fund A)            2-29081         811-1653

IDS Life Variable Annuity Fund B  (Fund B)
     Individual  (Fund B Individual)                  2-29358         811-1674
     Group  (Fund B Group)                            2-47430         811-1674


hereby constitutes and appoints Eric L. Marhoun, Mary Ellyn Minenko, Eileen J. Newhouse, James M. Odland, Teresa J. Rasmussen and H. Bernt von Ohlen or any one of them, as his or her attorney-in-fact and agent, to sign for him or her in his or her name, place and stead any and all further filings, applications
(including applications for exemptive relief), periodic reports, registration statements for existing or future products (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary jurisdictions, and grants to each and all of them the full power and authority to do and perform each and every act required, necessary or appropriate in connection therewith.

Dated the 22nd day of April, 2002.


/s/  Gumer C. Alvero
---------------------
     Gumer C. Alvero
     Manager and Chairman of the Board


/s/  Timothy V. Bechtold
-------------------------
     Timothy V. Bechtold
     Manager, President and Chief Executive Officer

/s/  C. Nikol Davies
--------------------
     C. Nikol Davies
     Secretary